EXHIBIT 10.17

                            ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is executed and delivered as of December 15, 1997, between U S LIQUIDS, a Delaware corporation ("Parent"), Mesa Processing, Inc., a Texas corporation ("Buyer") and WASTE TECHNOLOGIES, INC., a Texas corporation, its successors or assigns ("Seller"), and Kirk Johnson, Norman Johnson, John Jetelina and Ron McMahan ("Stockholders").

                                P R E M I S E S:

      WHEREAS, Seller owns certain assets used or held for use in connection with the operation of a non-hazardous commercial waste, storage, treatment, processing and disposal business operation known as Waste Technologies, Inc., in the San Antonio, Texas area (the "Business");

      WHEREAS, Seller desires to sell to Buyer all of the assets relating to the Business described in more detail below and Buyer desires to purchase all of the assets of the Business all on the terms and conditions described herein.

      NOW, THEREFORE, in consideration of Ten Dollars ($10), the mutual promises and covenants herein contained and other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree as follows:

                          PURCHASE AND SALE PROVISIONS

            ARTICLE 1.  PURCHASE AND SALE OF PROPERTIES AND ASSETS

      1.1 ASSETS. Subject to and in reliance upon the representations, warranties and agreements herein set forth, and subject to the terms and conditions herein contained, Seller agrees to grant, convey, sell, assign, transfer and deliver to Buyer on the Closing Date (as hereinafter defined), and Buyer agrees on the Closing Date to purchase, accept and assume, all properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, wherever located, including its business and goodwill (except for Excluded Assets, if any, as defined in Section 1.2), that are owned or leased by Seller and used or held for use in connection with the Business or operations of the Business (collectively, the " Assets"). Without limiting the foregoing, the Assets shall include the following, except to the extent that any of the following are included within the Excluded Assets:

            (1) TANGIBLE PERSONAL PROPERTY. All equipment, inventory, vehicles, furniture, fixtures, office equipment, materials and supplies, hardware, tools, spare parts, and other tangible personal property of every kind and description owned or leased by Seller as of the date of this Agreement and used or held for use in connection with the business and operations of the Business, including without limitation those which Buyer may designate and list and describe on
Schedule 1.1(a) attached hereto or which otherwise pertain to the Business (collectively, the "Tangible Personal Property").

            (2) REAL PROPERTY. All land (and appurtenances relating thereto) described on Schedule 1.1(b) (subject to Seller's obtaining title to the San Antonio property pursuant to its contract for deed, which shall be a condition to Buyer's obligation to close), and all of Seller's right, title and interest in and to the leaseholds (including deposits relating thereto), licenses, rights-of-way and other interests of every kind and description relating thereto, fixtures, buildings and improvements situated thereon, and owned or leased by Seller as of the date hereof and used or held for use in connection with the Business or operations of the

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Business, including without limitation those Buyer may designate and list and described on Schedule 1.1(b) attached hereto, or which otherwise pertain to the Business (collectively, the "Real Property").

            (3) AGREEMENTS FOR SALE OF SERVICES. All of Seller's right, title and interest in and to orders and agreements now existing for the sale of advertising for cash, merchandise and/or services, except those which on the Closing Date have already been filled or have expired.

            (4) OTHER CONTRACTS. All of Seller's right, title and interest in and to Contracts in connection with the Business or operations of the Business which are for the benefit of the Business described on Schedule 1.1(d) attached hereto ("Contracts"). Buyer acknowledges that some of the Contracts may require the consent of a third party for assignment. Seller is under no duty to provide such consents; provided, however, Seller shall use its reasonable efforts to secure the consents listed on Schedule 1.1(d) hereto ("Consent Contracts"). If Seller does not supply the required consents relating to the Consent Contracts to Buyer on or before the Closing, then Buyer shall have the right to terminate this Agreement and the parties shall have no further obligations hereunder; provided, however, that Buyer shall remain obligated to comply with its restoration and indemnification obligations set forth in Article 2, its document delivery obligation set out in Article 2, and confidentiality obligations set forth in Article 6, or waive such requirement and continue to Closing.

            (5) TRADEMARKS, ETC. All of Seller's right, title and interest in and to trademarks, trade names, service marks, franchises, patents, jingles, slogans, logotypes and other intangible rights, owned or licensed and used or held for use in connection with the business and operations of the Business, including without limitation all right, title and interest in and to the marks "Waste Technologies, Inc." ("Business Name"), "and any and all variations thereof, and all of those Buyer may designate and list and described on Schedule 1.1(e) attached hereto (collectively, the "Intangible Property").

            (6) FILES AND RECORDS. All files and other records of Seller relating to the Business or operations of the Business (other than duplicate copies of such files, hereinafter "Duplicate Records"), including without limitation all available schematics, blueprints, engineering data, customer lists, billing records, reports, specifications, projections, statistics, promotional graphics, original art work, mats, plates, negatives and other advertising, marketing or related materials, and all other technical and financial information concerning the Business or the Assets.

            (7) PERMITS. To the extent permitted by law, all of Seller's right, title and interest in and to all permits, licenses, franchises, consents and other approvals relating to the Business, including those set forth on Schedule 1.1(g), attached hereto and made a part hereof ("Permits"). Notwithstanding anything contained herein to the contrary, Buyer shall be solely responsible for obtaining any and all authorizations relating to the assignment and/or transfer of the Permits and shall pay all costs relating thereto. Notwithstanding anything contained in this Agreement to the contrary, Seller and Stockholders make no representation or warranty relating to the assignability or transferability of such Permits.

            (8) CLAIMS. Any and all claims and rights against third parties if and to the extent that they relate to the Assets, including, without limitation, all rights under manufacturers' and vendors' warranties, but excluding rights to insurance monies payable to Seller pursuant to any claim against existing insurance filed by Seller before the Closing Date for reimbursement for monies Seller expended (collectively, the "Claims").

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            (9) PREPAID ITEMS. Except for any TNRCC deposits, any TNRCC security, any security deposits relating to leasing arrangements, workman's compensations deposits and utility deposits, all deposits, reserves and prepaid expenses relating to the Business and prepaid AD VALOREM taxes relating to the Business or the Assets, all of which prepaid items shall be prorated, if applicable, as provided in Section 1.6.

            (10) GOODWILL. All of Seller's goodwill in, and going concern value of, the Business.

      1.2 EXCLUDED ASSETS. There shall be excluded from the Assets and retained by Seller, to the extent in existence on the Closing Date, the following assets (collectively, the "Excluded Assets"):

            (1) ACCOUNTS RECEIVABLE. All accounts receivable, and any notes or written obligations reflecting accounts receivable of Seller relating to the Business as of the Closing Date (collectively, the "Receivables"). Attached hereto as Schedule 1.2(a) is a complete list of such receivables as of December 12, 1997. Buyer shall have no duty or obligation to pursue collection of the Receivables; PROVIDED, however, all sums representing Receivables as set forth on Schedule 1.2(a) which are collected or received by Buyer shall be conclusively presumed to be receipts from the collection of the oldest Receivables of such customer unless customer specifically indicated otherwise in writing without prompting by Buyer . All such sums received by Buyer shall be received in trust and shall be remitted to Seller promptly, on a regular basis (but at least monthly), together with an itemized list of the sources thereof. Seller shall be entitled to take all such action as may be necessary in order to collect its unpaid Receivables; provided, however, that Seller agrees not to deliver any such Receivables to a collection agency or institute any litigation related to any Receivables without two (2) weeks prior written notice to Buyer. This obligation shall survive Closing.

            (2) CASH AND INVESTMENTS. All cash on hand or in bank accounts, and any other cash equivalents, including without limitation certificates of deposit, commercial paper, treasury bills, asset or money market accounts and all such similar accounts or investments as of the time of Closing.

            (3) DEPOSITS. Any TNRCC deposits, any TNRCC security, any security deposits relating to leasing arrangements, workman's compensations deposits and utility deposits.

            (4) SECURITIES. Any publicly traded securities owned or held by Seller.

            (5) INSURANCE. All contracts of insurance.

            (6) CERTAIN ASSETS. Pension, profit sharing or savings plans and trusts and any assets thereof or other employee plans or benefit programs.

            (7) DUPLICATE RECORDS. All Duplicate Records.

      1.3 CHANGE OF NAME. On the date of Closing, Seller shall take all necessary action to change Seller's current Business Name, to a name not the same as or substantially similar to Waste Technologies, Inc. or any other symbol, trademark, service mark, logo or trade name now used by Seller. Seller shall, on the date of closing, deliver to Buyer, in form suitable for filing, such certificates, consents and other documents as are necessary to effect the transfer of the registration of the Business Name conveyed by Buyer pursuant to this Agreement in Texas.

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      1.4 LIABILITIES. Except as otherwise specifically provided herein, or as otherwise specifically agreed in writing by Seller and Buyer, Seller shall be responsible for (i) all claims which accrue on or before the date of Closing (including but not limited to the Litigation claims set out on Schedule 3.12), and (ii) all contractual obligations which are due and in existence on or before the date of Closing, which relate to the Assets, the Business and other items transferred to Buyer by Seller ("Seller's Liabilities"). Buyer shall assume and be liable for (i) all claims which accrue after the date of Closing, and (ii) all contractual obligations which are due and which are in existence after the date of Closing, which relate to the Assets, the Business and other items transferred to Buyer by Seller ("Buyer's Liabilities") and shall execute any and all documentation necessary to evidence said assumption. Subject to the limitations set out in Section 10.1, Seller and each Stockholder agree to defend, indemnify and hold harmless Buyer, its officers, shareholders, directors, employees, successors and assigns from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees) whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result from the Seller's Liabilities, whether fixed or contingent, whether known or unknown, including without limitation, the payment of all taxes relating thereto. Buyer agrees to defend, indemnify and hold harmless Seller, its officers, shareholders, directors, employees, successors and assigns from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees) whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result from the Buyer's Liabilities, whether fixed or contingent, whether known or unknown, including without limitation, the payment of all taxes relating thereto. This Section 1.4 shall expressly survive Closing in accordance with Section 10.

      1.5 PURCHASE PRICE, METHOD OF PAYMENT, ADDITIONAL PURCHASE PRICE AND ALLOCATION OF PURCHASE PRICE.

            (1) PURCHASE PRICE. The purchase price to be paid for the Assets will be an amount equal to One Million Eight Hundred Seventy Thousand and No/100 Dollars ($1,870,000.00) (the "Purchase Price").

            (2) METHOD OF PAYMENT. The Purchase Price shall be payable by Buyer and/or Parent as follows:

                  (1) Buyer and/or Parent shall pay Seller (or Seller's assigns as set out in Article 12.8) (A) the sum of $400,000.00 in immediately available funds on January 2, 1998, and (B) the sum of $150,000.00 in immediately available funds on December 15, 1998, and (C) the sum of $150,000.00 in immediately available funds on December 15, 1999. These payment obligations are expressly the obligations of Buyer and Parent. If Parent or Buyer fail to make a required payment when due (after seven (7) days prior written notice from Seller), then Parent or Buyer shall pay to Seller interest on the amount due at the rate of Fifteen Percent (15%) per annum from the date payment was due until the date paid. Buyer shall pay Seller all costs of collection or enforcement of this provision, including reasonable attorney's fees and court costs, in addition to other amounts due.

                  (2) Parent shall deliver to Seller at Closing that number of unrestricted shares of the common stock of US Liquids, $.01 par value, which shall equal an aggregate "Agreed Value" (as defined below) of $600,000.00 ("Stock"). For purposes of this Agreement, the "Agreed Value" per share of the Stock shall be the average of the closing prices of a share of the common stock of US Liquids, $.01

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par value per share, on the American Stock Exchange as reported in THE WALL
STREET JOURNAL for the five trading days immediately preceding the five trading days immediately prior to the Closing Date;

                  (3) Buyer shall pay, Seller, in immediately available funds, the sum of Five Hundred Seventy Thousand and No/100 Dollars ($570,000.00). Seller agrees to pay all of the obligations set out on Schedule 1.5(b)(iii) at Closing ("Debt"). Notwithstanding anything contained herein to the contrary, all documentation relating to payment and release of the Debt must be acceptable to Seller, in its sole discretion.

            (3) ADDITIONAL PURCHASE PRICE. In addition to the Purchase Price payable pursuant to Sections 1.5(a) and (b) above, Buyer will pay Seller the sum(s) set out below ("Additional Purchase Price") if the operation of the Assets after Closing generates the corresponding Pre-Tax Earnings (as defined below). All such sums shall be due and payable to Seller, in immediately available funds, on February 15, 1999. Pre-Tax Earnings will be calculated within thirty (30) days after the end of the Earn Out Period (as defined below). For purposes of this Agreement, "Pre-Tax Earnings" shall mean gross revenues derived from the Business and/or the Assets before federal income taxes and after principal, interest, depreciation, amortization and ordinary and necessary operating expenses (but not including any corporate or regional overhead cost allocation). The above notwithstanding (i) the calculation of the interest cost shall be equal the sum of $970,000, PLUS the amount of any additional capital expenditures made on behalf of the Business (if any) multiplied by an annual interest rate of 7.50%, prorated for the actual number of days during the Earn Out Period after the expenditure was made, and (ii) the calculation of depreciation and amortization shall not reflect a depreciation schedule that is shorter than the depreciation period used by Seller during 1997 and shall have deducted from it the sum of $10,000.00 per calendar year.

                  (1) $138,000.00 if the Pre-Tax Earnings accruing, relating to or arising out of the period beginning January 1, 1998 and ending December 31, 1998 ("Earn Out Period") exceed $325,000.00;

                  (2) the amount payable in (i) above, plus $276,000.00 if the Pre-Tax Earnings accruing, relating to or arising out of the Earn Out Period exceed $425,000.00;

                  (3) the amount payable in (i) and (ii) above, plus $414,000.00 if the Pre-Tax Earnings accruing, relating to or arising out of the Earn Out Period exceed $525,000.00; and

                  (4) the amount payable in (i), (ii) and (iii) above, plus $552,000.00 if the Pre-Tax Earnings relating to or arising out of the Earn Out Period exceed $625,000.00.

            (4) OPERATING CRITERIA. (i) Buyer acknowledges that Seller's ability to meet the criteria set out above is dependent upon Buyer operating the Business in substantially the same manner as Seller has operated the Business and upon Buyer's making certain capital investments. As such, Buyer hereby grants Kirk Johnson, Norman Johnson and John Jetelina ("Managers") the authority to operate the Assets, without the need for any further approval from Buyer, in accordance with the capital budget and operating budget attached hereto as Schedule

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1.5(d). To the extent Managers are required to operate otherwise, any costs or expenses relating thereto shall not be taken into account in calculating Pre-Tax Earnings or the Additional Purchase Price. This grant of authority to Managers is a power of attorney, coupled with an interest, such authority shall be exercised in accordance with the corporate policies and procedures of Buyer.
(ii) Buyer also agrees that it will make the capital contributions set out in the capital budget on Schedule 1.5(d) on or before February 15, 1998. Managers agree that they will contact contractors, obtain bids (where applicable) and do all of the other day to day supervision in connection with the expenditure of funds committed in the capital budget. Managers will also request from Parent the distribution of the specific items of capital expenditures at least 5 business days before the funds are required. If Managers so request the capital funds and if Buyer fails to make such capital contributions on or before February 15, 1998, then the entire Additional Purchase Price of $1,380,000.00 (set out in 1.5(c)(i)-(iv) above) shall become immediately due and payable to Seller, as if all of the criteria of Section 1.5(c) above had been met, regardless of the actual Pre-Tax Earnings relating to or arising out of the Earn Out Period. (iii) In addition, Buyer agrees that it will not withdraw or otherwise re-direct from Seller's current facilities and will not allow any affiliate or subsidiary of Buyer to withdraw or otherwise re-direct from Seller's current facilities, product which is currently being processed by Seller. For purposes of this Agreement, Buyer shall maintain separate financial books and records relating to the operation of the Assets during the Earn Out Period. This Section 1.5 shall expressly survive the Closing of this transaction until (i) the end of the Earn Out Period, or (ii) until all sums due hereunder are paid, whichever is later.

            (5) ALLOCATION OF PURCHASE PRICE. Buyer and Seller will allocate the Purchase Price in accordance with the respective fair market values of the Assets and the goodwill being purchased and sold in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). The allocation shall be determined by mutual agreement of the parties as preliminarily set forth on Schedule 1.5(e) hereto and attached hereto and incorporated herein by this reference. Buyer and Seller will finalize the allocation within 90 days after the Closing. Buyer and Seller each further agrees to file its federal income tax returns and its other tax returns reflecting such allocation in accordance with the determination made by them. In the event Seller and Buyer cannot agree upon allocation within the time period set out above the allocation shall be made by making an allocation which is substantially similar to the allocation set out on Schedule 1.5(e).

      1.6 ADJUSTMENTS. The operation of the Business and the income and normal operating expenses attributable thereto through the date preceding the Closing Date (the "Adjustment Date") shall be for the account of Seller and thereafter for the account of Buyer. The expenses to be prorated shall include but not be limited to expenses for goods or services received both before and after the Adjustment Date, power and utilities charges, frequency discounts, commissions, ad valorem taxes, wages, payroll taxes, vacation pay and other fringe benefits of employees of Seller who enter the employment of Buyer, and rents and similar prepaid and deferred items. To the extent that any of the foregoing prorations and adjustments cannot be determined as of the Closing Date, Buyer and Seller shall conduct a final accounting and make any further payments, as required on a date mutually agreed upon, within ninety (90) days after the Closing. 1.1

      1.7 CLOSING. The consummation of the transactions provided for in this Agreement (the "Closing") shall take place at a date and time mutually acceptable to Seller and Buyer. The date on which the Closing is to occur is referred to herein as the "Closing Date."

                 ARTICLE 2.  SUBMISSION DOCUMENTS AND ACCESS.

      1.8 TITLE COMMITMENT AND SURVEY. The following documents shall be delivered to Buyer:

            (1) TITLE INSURANCE COMMITMENT AND SURVEY.

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                  (1) Seller and Buyer shall cause the Title Company to deliver to Buyer and Seller (i) a commitment(s) for title insurance ("Title Commitment") relating to the title of the Real Property together with copies of all documents constituting exceptions under the Title Commitment, which commitment shall be provided at Seller's expense. Seller shall also cause to be delivered to Buyer a copy of the most current survey(s) of the Land (the "Survey") in Seller's possession.

                  (2) Any matters reflected on the Title Commitment and/or Survey shall be permitted encumbrances in connection with this sale of the Real Property; provided, that no Schedule "C" items contained within the title commitment will be Permitted Encumbrances unless specifically accepted by Buyer in writing (the "Permitted Encumbrances").

      1.9 OTHER SUBMISSION DOCUMENTS. Seller shall furnish to Buyer copies of the following items which are in Seller's possession (collectively, hereinafter referred to as the "Seller's Submission Documents"):

            (1) STUDIES. Copies of any engineering, soil, environmental, feasibility or similar studies of the Real Property which Seller may have in its possession, if any. THIS DOES NOT CREATE AN OBLIGATION ON THE PART OF SELLER TO CAUSE ANY SUCH TESTS OR STUDIES TO BE UNDERTAKEN, BUT ONLY CREATES AN OBLIGATION ON THE PART OF THE SELLER TO DELIVER COPIES OF ANY SUCH DOCUMENTS OR MATERIALS TO BUYER IF SELLER IN FACT HAS SUCH DOCUMENTS OR MATERIALS IN ITS POSSESSION OR SUCH DOCUMENTS OR MATERIALS ARE AVAILABLE TO SELLER.

            (2) PLANS AND SPECIFICATIONS. Originals, or if no originals are available, copies of all plans, specifications, drawings or other similar materials (the "Plans and Specifications") which Seller may have in its possession or which are available to Seller and which relate to the Real Property and the improvements which are a part of the Real Property. In the event this transaction should not close, Buyer agrees to return to Seller all such originals or copies of the Plans and Specifications.

            (3) INVENTORY OF PERSONAL PROPERTY. An original, current inventory of all Personal Property owned or leased by Seller and located on, attached to, or used or useful in connection with the Business.

            (4) OPERATING AGREEMENTS. Copies of all service, maintenance, management or other contracts relating to the ownership and/or operation of the Business.

            (5) WARRANTIES. Copies of any warranties, if any, relating to the Business, or any part thereof.

            (6) PERMITS. Copies of all building permits and certificates of occupancy in Seller's possession relating to the Business.

            (7) TAX STATEMENTS. Copies of the most recent tax statements and current evaluation notices with respect to the Real Property in Seller's possession.

      1.10 ACCESS. Seller shall give Buyer and Buyer's agents and representatives reasonable access to the Real Property during normal business hours, subject to the rights of tenants of the Real Property, if

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any, for purposes of inspecting the Real Property and conducting such tests as are reasonable and necessary for Buyer to determine if the Real Property is satisfactory for Buyer's intended use. Seller shall give Buyer and Buyer's agents and representatives reasonable access to the Assets and all books and records relating thereto (acquired or to be acquired by Seller) during normal business hours for purposes of inspecting the Business and Assets and conducting such tests as are reasonable and necessary for Buyer to determine if the Business and/or Assets are satisfactory for Buyer's intended use.

      1.11 INDEMNITY AND REPAIRS. All other provisions of this Section 2, notwithstanding, Buyer shall not permit any liens to attach to the Real Property by reason of the exercise of its right to access, test or inspect the Real Property. Buyer hereby indemnifies and holds Seller harmless from and against any and all liens created by Buyer or contractors, subcontractors, materialmen, laborers or other persons accessing or performing work, tests, or inspections for or on behalf of Buyer, as well as any claims asserted by third parties for injuries or damages to said third parties or their property resulting from their access to the Real Property or the work or tests by or for Buyer. IT IS THE EXPRESS INTENTION OF THE SELLER AND THE BUYER THAT THE INDEMNITY PROVIDED FOR IN THIS PARAGRAPH IS AN INDEMNITY BY BUYER TO INDEMNIFY AND PROTECT THE SELLER FROM THE CONSEQUENCE OF THE ACTS OF BUYER, OR CONTRACTORS, SUBCONTRACTORS, MATERIALMEN, LABORERS OR OTHER PERSONS IN CONNECTION WITH BUYER'S (OR PERSONS ACTING BY OR FOR BUYER), ACCESS OF THE REAL PROPERTY OR PERFORMING WORK, TESTS OR INSPECTION OF THE REAL PROPERTY ON BEHALF OF BUYER, INCLUDING ACTS OF NEGLIGENCE OR ALLEGED NEGLIGENCE, AND INCLUDING WHERE SAME IS A CONTRIBUTING CAUSE OF THE CLAIM. In addition, in the event this transaction should fail to close for any reason Buyer agrees to (i) repair any damage done to the Property by or on behalf of Buyer, it agents, employees or invitees, and (ii) in connection with such repairs, restore the Property to as near its original condition as reasonably possible.

             ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller and Stockholders (it being the intent of the parties that Stockholders' representations and warranties hereunder are to their knowledge only) represent and warrant to Buyer that as of the date of this Agreement:

      1.12 AFFILIATES. No relative and no corporation, person or entity which is an Affiliate of Seller has an interest in, or option to acquire, any of the Assets or any property used in the operation of the Business. For purposes of this Agreement, an "Affiliate" of an entity means any person or entity that owns or controls, is owned or controlled by, or under common control with, Seller.

      1.13 AUTHORITY. All actions and proceedings necessary to be taken by or on the part of Seller, in connection with the transactions contemplated by this Agreement have been or will be prior to the Closing Date duly and validly taken, and this Agreement has been duly and validly authorized, executed, and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with and subject to its terms.

      1.14 NO DEFAULTS. To Seller's knowledge, neither the execution, delivery and performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will: (a) assuming that the consents contemplated by this Agreement, are obtained, constitute a violation of, conflict with or result in any breach

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of or any default under, result in any termination or modification of, or cause any acceleration of any obligation of the Business under, any contract, mortgage, indenture, agreement, lease or other instrument to which Seller is a party or by which it is bound, or by which the Business or any of the Assets may be affected, or result in the creation of any security interest upon any of the Assets; (b) violate any judgment, decree, order, statute, law, rule or regulation applicable to Seller, the Business or any of the Assets; or (c) result in the creation or imposition of any lien, charge or encumbrance against the Business or any of the Assets. Notwithstanding the above, Buyer acknowledges that it is solely responsible for obtaining any and all authorizations relating to the assignment and/or transfer of the Permits and the Contracts and shall pay all costs relating thereto. As such, Buyer and Parent agree that Seller and Stockholders make no representation or warranty hereunder relating to the assignability or transferability of such Permits, Contracts or the effect of such assignment or transfer.

      1.15 COMPLIANCE WITH LAW. To Seller's knowledge, Seller is not in default under any applicable federal, state, or local laws, statutes, ordinances, permits, licenses, orders, approvals, variances, rules or regulations or judicial or administrative decisions ("Applicable Laws") which would have a material adverse effect upon the Assets or the Business. Notwithstanding the above, Buyer acknowledges that it is solely responsible for obtaining any and all authorizations relating to the assignment and/or transfer of the Permits and shall pay all costs relating thereto. As such, Buyer and Parent agree that Seller and Stockholders make no representation or warranty hereunder relating to the assignability or transferability of such Permits or the effect of such assignment or transfer.

      1.16 LIABILITIES. To Seller's knowledge, there are no material liabilities or obligations of Seller relating to the Assets or Business, except for the Permitted Encumbrances (as defined below) and except as and to the extent reflected in the documentation delivered or made available to Buyer or as otherwise listed and described on Schedule 3.5 hereto. For purposes of this
Section 3.5, "material liability or obligation" shall mean an individual liability or obligation in excess of $15,000.00 or related, aggregate liabilities in excess of $50,000.00.

      1.17 TAXES. Seller has filed all applicable federal, state, local and foreign tax returns required to be filed to date and has paid (or will pay within ten (10) days after Closing) all taxes, interest, penalties and assessments (including without limitation income, withholding, excise, unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) required to have been paid to date with respect to or involving the Business or the Assets. 1.1

      1.18 LICENSES. As of the date of this Agreement, Seller is the holder of all licenses, permits and authorizations (the "Authorizations") with respect to the Business listed and described on Schedule 1.1(g). To Seller's knowledge, except for items disclosed on Schedule 1.1(g), the Authorizations are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. There is not pending, or to the knowledge of Seller, threatened, any action to revoke, suspend, cancel, rescind or modify any of the Authorizations, and there is not now issued or outstanding, or to the knowledge of Seller, pending or threatened, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Seller with respect to the Business.

      1.19 CONDITION OF ASSETS.

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            (1) Except for the Excluded Assets, the Assets constitute all of the assets currently used by Seller to conduct the present operations of the Business.

            (2) To Seller's knowledge, Schedule 1.1(a) contains descriptions of all items of material Tangible Personal Property of every kind or description owned or leased by Seller and used or held for use in connection with the business or operations of the Business, in each case having an original cost in excess of $1,000.

            (3) To Seller's knowledge, all Tangible Personal Property, including equipment and electrical devices, currently used in the operation of the Business are in operating condition and repair (reasonable wear and tear excepted) and are functioning in the manner and for the purposes for which it was intended.

      1.20  REAL PROPERTY.

            (1) Attached hereto as Schedule 1.1(b) are descriptions of all real property owned or leased or currently occupied by Seller under a Contract for Deed by Seller and used or held for use in connection with the Business and operations of the Business and leases or licenses or other rights to possession of any real property so used or held. Seller hereby discloses and Buyer and Parent hereby acknowledge that the Bexar County real property is currently subject to a Contract for Deed which Seller has agreed to pay in full as set out in Schedule 1.5(b)(iii); provided, however, such agreement is contingent upon Seller's receipt of the $570,000.00 payment set out in Section 1.5(b)(iii).

            (2) To Seller's knowledge, except as listed on Schedule 1.1(b), the Real Property and all of the buildings, fixtures and improvements owned or leased by Sellers, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities, and the roof, walls and other structural components of the Real Property which are part of, or located in, such buildings, or improvements, are in operating condition and repair (reasonable wear and tear excepted).

      1.21  ENVIRONMENTAL MATTERS.

            (1) DEFINITIONS.

                  (1) DEFINITION OF "ENVIRONMENTAL LAWS." The term "Environmental Laws" shall mean any and all state, federal, and local statutes, regulations and ordinances relating to the protection of human health and the environment.

                  (2) DEFINITION OF "HAZARDOUS MATERIAL." The term "Hazardous Material" shall mean any hazardous or toxic substance, material, or waste listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. ss.172.101) or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto), petroleum products (as defined in Title I to the Resource Conservation and Recovery Act, 42 U.S.C. ss.6991-6991i) and their derivatives, and such other substances, materials, pollutants, contaminants and wastes as become regulated or subject to cleanup authority under any Environmental Laws.

            (2) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as listed and described on Schedule 3.10 to this Agreement, Seller represents and warrants:

                  (1) To Seller's knowledge, all current activities of the Business or of Seller with respect to the Business and the Real Property have been and are being conducted in compliance with all Environmental Laws;

                  (2) Seller has no knowledge of the release or presence of any Hazardous Material on, in, from or onto the Real Property;

                  (3) Seller has not generated, manufactured, refined, transported, stored, handled, disposed of or released any Hazardous Material on the Real Property, nor has Seller or the Business permitted the foregoing;

                  (4) To Seller's knowledge, Seller has obtained all approvals and caused all notifications to be made as required by Environmental Laws.
Schedule 3.10 includes a correct and complete list of all of Seller's and the Business's registrations with, licenses from, or permits issued by governmental agencies or authorities pursuant to environmental, health and safety laws. All such registrations, licenses or permits are in full force and effect; provided, however that the Type V registration for the Bexar County property is currently being prepared;

                  (5) Seller has not received any notice of any violation of any Environmental Laws which has not been resolved;

                  (6) To Seller's knowledge, no action has been commenced or threatened regarding Seller's compliance with any Environmental Laws which has not been resolved;

                  (7) To Seller's knowledge, no tanks used for the storage of any Hazardous Material above or below ground by Seller are present or were at any time present on or about the Real Property;

                  (8) To Seller's knowledge, no action has been commenced or threatened regarding the presence of any Hazardous Material on or about the Real Property; and

                  (9) To Seller's knowledge, no Hazardous Materials are present in any medium in the operations of the Business (or of Seller with respect to the Business) and/or at the Real Property in such a manner as may require investigation or remediation under any applicable law.

      1.22 DISPOSAL SITES. Attached hereto as Schedule 3.11(b)(x) is a complete list of the names and addresses of all disposal sites currently utilized by Seller.

      1.23 LITIGATION. Except as set forth on Schedule 3.12 hereto, there are no suits, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against the Business or Seller relating to or affecting the Business nor, to the knowledge of Seller, is there any threatened suit, arbitration, administrative charge or other legal proceeding, claim or governmental investigation.

      1.24 ABSENCE OF MATERIAL CHANGE. This Agreement and the Schedules hereto and all other documents and information furnished to Buyer and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading when made. If Seller becomes aware of any fact or circumstance which would change a representation or warranty of Seller in this Agreement, it shall immediately give notice of such fact or circumstance to Buyer. Notwithstanding anything contained herein to the contrary, to the extent that Buyer has actual knowledge of or if information has been actually disclosed to Buyer which would allow Buyer to know that any representation or warranty made to Buyer by Seller in this Agreement is inaccurate, the affected representation or warranty shall be deemed waived by Buyer as to the portion of the representation or warranty affected by Buyer's knowledge of such inaccuracy or the disclosed information, only.

        ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

      Buyer and Parent represent and warrant to Seller as follows:

      1.25 Buyer is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Texas. Parent is a Delaware corporation which is duly authorized, validly existing and in good standing under the laws of the State of Delaware. Buyer and Parent each have the requisite power to enter into and complete the transactions contemplated by this Agreement, including that certain Guaranty Agreement of Parent to Seller dated of even date herewith.

      1.26 NO DEFAULTS. Neither the execution, delivery and performance by Buyer or Parent of this Agreement nor the consummation by Buyer or Parent of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will: (a) conflict with the provisions of the organizational documents of Buyer or Parent; (b) constitute a violation of, conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease or other instrument to which Buyer or Parent is a party or by which it is bound, or by which it may be affected; (c) violate any judgment, decree, order, statute, rule or regulation applicable to Buyer or Parent; or (d) result in the creation or imposition of any lien, charge or encumbrance against the Business or the Assets, except for liens, charges or encumbrances relating to Parent's financing.

      1.27 ENTITY ACTION. All entity actions and proceedings necessary to be taken by or on the part of Buyer or Parent in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by Buyer and Parent and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer and Parent in accordance with and subject to its terms.

      1.28 LITIGATION. There are no suits, legal proceedings or investigations of any nature pending or threatened against or affecting it that would affect Buyer's or Parent's ability to carry out the transactions contemplated by this Agreement.

      1.29 STOCK. The Stock to be delivered to Seller in connection with this Agreement, when delivered in accordance with the terms of this Agreement, will constitute valid and legally issued shares, fully paid and nonassessable and will be registered and free from any restriction on transfer other than restrictions imposed by Rules 144 and 145 of the Securities Act of 1933, as amended (the "Act"), or the regulations promulgated thereunder which require a broker transaction and which impose volume trading limits and holding periods for persons owning one percent (1%) of the outstanding stock of an issuer. The

Stock being given to Seller is less than one percent of the outstanding shares of Parent. Therefore, the restrictions relating to the transfer and holding periods do not apply to Seller.

                         ARTICLE 5. COVENANTS OF SELLER

      Seller covenants and agrees that from the date hereof until the completion of the Closing:

      1.30 USE OF BUSINESS NAME. Seller covenants not to use the Business Name or any substantially similar names from and after the close of business on the date of Closing.

      1.31 TRANSITION. Seller shall not take any action that is intended to discourage any customer or business associate of Seller from maintaining the same business relationships with Buyer after the Closing that it maintained with Seller before the Closing.

      1.32 REPRESENTATIONS AND WARRANTIES. Seller shall give detailed written notice to Buyer promptly upon learning of the occurrence of any event that would cause or constitute a material breach or would have caused a material breach had such event occurred or been known to Seller prior to the date hereof, of any of the representations and warranties of Seller contained in this Agreement.

      1.33 CONSUMMATION OF AGREEMENT. Subject to the provisions of Section 10.1 of this Agreement, Seller shall use all reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out.

      1.34 NOTICE OF PROCEEDINGS. Seller will promptly notify Buyer in writing upon: (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; (b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated; or (c) becoming aware of any default under any loan agreement or of any event that is likely to cause Seller to enter into any bankruptcy proceeding. 1.1

                   ARTICLE 6.  COVENANTS OF BUYER AND PARENT

      Buyer and Parent covenant and agree that from the date hereof:

      1.35 REPRESENTATIONS AND WARRANTIES. Buyer shall give detailed written notice to Seller promptly upon learning of the occurrence of any event that would cause or constitute a material breach or would have caused a material breach had such event occurred or been known to Buyer prior to the date hereof, of any of the representations and warranties of Buyer contained in this Agreement.

      1.36 CONSUMMATION OF AGREEMENT. Subject to the provisions of Section 10.1 of this Agreement, Buyer shall use all reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out.

      1.37 NOTICE OF PROCEEDINGS. Buyer will promptly notify Seller in writing upon: (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; (b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated; or (c) becoming aware of any default under any loan agreement or of any event that is likely to cause Buyer to enter into any bankruptcy proceeding.

      1.38 CONFIDENTIALITY. Any and all information, disclosures, knowledge or facts regarding Seller, the Business and their operation and properties derived from or resulting from Buyer's acts or conduct (including without limitation acts or conduct of Buyer's officers, employees, accountants, counsel, agents, consultants or representatives, or any of them) shall be confidential and shall not be divulged, disclosed or communicated to any other person, firm, corporation or entity, except for Buyer's attorneys, accountants, investment bankers, investors and lenders, and their respective attorneys for the purpose of consummating the transactions contemplated by this Agreement unless required by law.

              ARTICLE 7.  CONDITIONS TO THE OBLIGATIONS OF SELLER

      The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

      1.39 REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (1) Each of the representations and warranties of Buyer and Parent contained in this Agreement shall have been true and correct in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects, except to the extent changes are permitted or contemplated pursuant to this Agreement, such determination shall be made based upon any Schedules delivered by Buyer prior to or concurrent with the execution of this Agreement;

            (2) Buyer shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

      1.40  PROCEEDINGS.

      (1) Neither Seller nor Buyer shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

      (2) In the event such a restraining order or injunction is in effect, this Agreement may not be abandoned by Seller pursuant to this Section 7.2 prior to the Closing Date, but the Closing shall be delayed during such period. This Agreement may be abandoned after the Closing Date if such restraining order or injunction remains in effect.

      (3) DELIVERIES. Buyer shall have complied with each and every one of its obligations set forth in Section 9.2.

              ARTICLE 8.  CONDITIONS TO THE OBLIGATIONS OF BUYER

      The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

      1.41  REPRESENTATIONS, WARRANTIES AND COVENANTS.

      (1) Each of the representations and warranties of Seller contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct except to the extent changes are permitted or contemplated pursuant to this Agreement; and

      (2) Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

      1.42  PROCEEDINGS.

            (1) Neither Seller nor Buyer shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

            (2) In the event such a restraining order or injunction is in effect, this Agreement may not be abandoned by Buyer pursuant to this Section
8.2 prior to the Final Closing Date, but the Closing shall be delayed during such period. This Agreement may be abandoned after such date if such restraining order or injunction remains in effect.

      1.43 DELIVERIES. Seller shall have complied with each and every one of its obligations set forth in Section 9.1.

      1.44 REQUIRED CONSENTS. Seller shall have obtained all of the Required Consents.

               ARTICLE 9.  ITEMS TO BE DELIVERED AT THE CLOSING

      1.45 DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Buyer duly executed by Seller or such other signatory as may be required by the nature of the document:

            (1) Bills of Sale, certificates of title, endorsements, assignments, special warranty deeds and other good and sufficient instruments of sale, conveyance, transfer and assignment, sufficient to sell, convey, transfer and assign to Buyer all right, title and interest of Seller in and to the Assets;

            DISCLAIMER OF WARRANTIES.

            AS MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT BUYER ACKNOWLEDGES AND AGREES THAT: (I) BUYER WILL CONDUCT ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF ALL ASPECTS OF THE REAL PROPERTY AND THE OTHER ASSETS, (II) OTHER THAN AS EXPRESSLY SET OUT HEREIN, BUYER IS NOT RELYING

ON ANY REPRESENTATIONS OF STATEMENTS OF SELLER OR ITS AGENTS, (III)EXCEPT AS SET FORTH HEREIN, BUYER IS RELYING ON SUCH INDEPENDENT INVESTIGATION AND INSPECTION AND IS NOT RELYING ON ANY INFORMATION PROVIDED BY SELLER, SELLER'S ENGINEERS OR THE BROKERS IN DETERMINING WHETHER TO PURCHASE THE REAL PROPERTY AND THE OTHER ASSETS, (IV) ANY INFORMATION PROVIDED BY SELLER TO BUYER WITH RESPECT TO THE REAL PROPERTY OR THE OTHER ASSETS HAS BEEN OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, (V) AT CLOSING, IT WILL BE FULLY AND COMPLETELY SATISFIED THAT THE REAL PROPERTY AND THE OTHER ASSETS ARE SATISFACTORY IN ALL RESPECTS FOR ITS INTENDED USE AND BUYER SHALL HAVE NO RECOURSE WHATSOEVER AGAINST SELLER IN CONNECTION WITH THE REAL PROPERTY OR THE OTHER ASSETS OTHER THAN FOR ANY MISREPRESENTATIONS AS TO THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER EMBODIED IN THIS AGREEMENT.

            AS MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT BUYER ACKNOWLEDGES AND AGREES THAT: EXCEPT FOR SELLER'S WRITTEN COVENANTS EXPRESSLY SET OUT IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE REAL PROPERTY AND THE OTHER ASSETS (EXCEPT FOR THE SPECIAL WARRANTY OF TITLE TO BE CONTAINED IN THE DEEDS), INCLUDING, BUT NOT LIMITED TO:
(A) THE NATURE, QUALITY, OR CONDITION OF THE REAL PROPERTY AND THE OTHER ASSETS;
(B) THE INCOME TO BE DERIVED FROM THE REAL PROPERTY AND THE OTHER ASSETS; (C) THE SUITABILITY OF THE REAL PROPERTY AND THE OTHER ASSETS FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE REAL PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, BUT NOT LIMITED TO, ANY STATE OR FEDERAL ENVIRONMENTAL LAW, RULE OR REGULATION; (E) THE HABITABILITY, MERCHANTABILITY, OR FITNESS OF THE REAL PROPERTY FOR A PARTICULAR PURPOSE; OR (F) ANY OTHER MATTER WITH RESPECT TO THE REAL PROPERTY AND THE OTHER ASSETS. BUYER HEREBY WAIVES ANY SUCH REPRESENTATION, WARRANTY, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES, EXCEPT AS SET OUT HEREIN.

            AS MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT BUYER ACKNOWLEDGES AND AGREES THAT NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT FOR SELLER'S WRITTEN COVENANTS EXPRESSLY SET OUT IN THIS AGREEMENT, SELLER IS CONVEYING THE REAL PROPERTY AND THE OTHER ASSETS TO BUYER "AS IS" "WHERE IS," AND WITH ALL FAULTS AND (EXCEPT FOR THE SPECIAL WARRANTY OF TITLE TO BE CONTAINED IN THE DEEDS) SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS, OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF THE SELLER.

            THE FOREGOING PROVISIONS SHALL BE CONTAINED IN THE SPECIAL WARRANTY DEEDS FROM SELLER TO BUYER AND SHALL SURVIVE THE CLOSING IN ALL RESPECTS.

            (2) The Required Consents;

            (3) Certified copies of resolutions with the purchase price deleted, duly adopted by the Board of Directors of Seller, which shall be in full force and effect at the time of the Closing, authorizing the Seller to enter and take any and all actions necessary to sell the Business, and the consummation of the transactions contemplated hereby;

            (4) An affidavit in a form satisfactory to Buyer certifying the fact that Seller is not a "Foreign Person" as that term is defined in the Internal Revenue Code of 1986, as amended (the "Code").

            (5) Seller shall cause to be furnished to Buyer, at Seller's expense, Owner's Policies of Title Insurance issued by Title Company in the form prescribed by the Texas Board of Insurance. The policies shall be in the amount of (i) $100,000.00 with respect to the Nueces County property, and (ii) $150,000.00 with respect to the Bexar County property and shall guarantee that Buyer's title to the Real Property is good and indefeasible subject only to the following exceptions:

                  (1) The Permitted Encumbrances.

                  (2) Taxes not yet due for the year of Closing.

                  (3) Government rights of police power or eminent domain unless notice of the exercise of such right appears in the public records as of the date hereof and the consequences of any law, ordinance or governmental regulation, including but not limited to building and zoning ordinances.

      1.46 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller:

            (1) The releases relating to the Debt in a form which is reasonably satisfactory to Seller;

            (2) The Stock with a waiver of restrictions on transferability after initial public offering in a form which is acceptable to Seller;

            (3) The Consulting Agreements of Managers, in a form which is acceptable to Managers;

            (4) An instrument or instruments of assumption of the Contracts, liabilities and obligations to be assumed by Buyer pursuant to this Agreement, in form and substance satisfactory to Seller;

            (5) Certified copies of resolutions, duly adopted by the Board of Directors of Buyer, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby;

                ARTICLE 10.  SURVIVAL; LIMITATION ON LIABILITY

      1.47 Except as otherwise expressly set out herein, all representations, warranties, covenants and agreements contained in this Agreement, or in any Exhibit, Schedule, certificate, agreement, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive, until the second anniversary date of the Closing (December 15, 1999), whereupon all such representations, warranties, covenants and agreements shall expire and terminate and shall be of no further force or effect, except as expressly otherwise set out herein to the contrary; provided, however, that Seller, Stockholders, Buyer and/or Parent shall have no liability therefor until the aggregate of all damages relating thereto exceeds $5,000.00, when Seller, Stockholders, Buyer and/or Parent, as applicable, shall be responsible for such damages from the first dollar. Notwithstanding anything to the contrary in this Agreement, Seller's aggregate liability in connection with the representations, warranties, covenants or agreements contained in this Agreement, or in any Exhibit, Schedule, certificate, agreement, document or statement delivered pursuant hereto shall never exceed $1,870,000.00, and notwithstanding anything contained herein to the contrary, in no event shall any Stockholder be liable to Buyer or Parent in excess of that sum which is the Stockholder's percentage ownership interest in Seller MULTIPLIED by $1,870,000.00. In no event shall Buyer and/or Parent's obligation to pay the Purchase Price or the Additional Purchase Price be limited by this Section 10.1.

                             ARTICLE 11. NONCOMPETE

      Seller and each of the Stockholders, jointly and severally, agree that for a period of five years following the date of Closing, none of them shall directly or indirectly, through a subsidiary or affiliate, without the prior express written consent of Buyer:

      (1) engage, as an officer, director, shareholder, owner, partner, joint venturer, investor, lender, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the Business (as defined below) within a radius of 75 air miles of the San Antonio, Texas property, and within a radius of 75 air miles of the Robstown, Texas property (the "Territory");

            (2) call upon any person who is, at that time, within the Territory, an employee of Buyer in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Buyer;

            (3) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of the Business of the Buyer within the Territory with intent to entice that customer away from Buyer; or

            (4) disclose the identity of Buyer's customers, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

      For purposes of this Section, "Business" means the treatment, minimization, recycling or disposal of restaurant waste grease, animal fats and vegetable oils and municipal grit trap waste.

      It is understood that K. Johnson and N. Johnson are currently and plan to remain involved in the collection and transportation of restaurant waste grease, oil water separator hydrocarbon liquids and grit trap waste at Lackland Air Force Base in San Antonio, Texas. These services for Lackland Air Force Base are excluded from this Agreement. It is also understood that K. Johnson and N. Johnson are currently involved in and plan to expand involvement in companies which perform liquid/solid separation, treatment, transport and disposal of municipal and industrial sludges and liquids in all areas of the United States and these activities are not encompassed by this Agreement. It is understood that these services (with the exception of Lackland Air Force Base) will not include the treatment, minimization, recycling or disposal of restaurant waste grease, animal fats and vegetable oils and municipal grit trap waste in the Territory.

                            ARTICLE 12. MISCELLANEOUS

      1.48 USE OF PERMITS. In furtherance of the within contemplated transaction, to the extent allowed by law or other regulating authority (including but not limited to San Antonio Water Systems), Seller hereby authorizes Buyer to operate under the Permits until such Permits have been officially renewed, transferred or reissued (as applicable) to Buyer, but in no event longer than sixty (60) days. Buyer shall indemnify Seller and Stockholders for any and all claims, liabilities, fines, losses and costs incurred by Seller and/or Stockholders as a result of or arising out of Buyer's operation of the Business under the Permits. In no way is Seller or Stockholders representing, warranting or guaranteeing that Buyer may operate under the Permits. Buyer must satisfy itself that it may operate under the Permits as set out above. The indemnity in this Section 12.1 is not subject to the time limitation set out in
Section 10.1.

      1.49 EXPENSES. Each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith Seller shall be exclusively responsible for, and Buyer shall not have any liability or responsibility for any sales or transfer taxes (including without limitation any real estate transfer taxes), arising from the transfer of the Assets to Buyer.

      1.50 PRESERVATION OF RECORDS. Buyer covenants that it will preserve and make available (including the right to inspect and copy) to Seller, its attorneys and accountants, for a reasonable period of time from and after the Closing Date and during normal business hours, such of the books, records, files, correspondence, memoranda and other documents transferred pursuant to this Agreement as Seller may reasonably require in connection with any legitimate purpose, including, but not limited to, the preparation of tax reports, returns and audits and the preparation of financial statements.

      1.51 NON-ASSIGNABLE CONTRACTS. Nothing contained in this Agreement shall be construed as an assignment or an attempted assignment of any contract which is by law non-assignable without the consent of the other party or parties thereto, unless such consent shall be given.

      1.52 FURTHER ASSURANCES. From time to time prior to, on and after the Closing Date, each party hereto will execute all such instruments and take all such actions as any other party, being advised by counsel, shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including without limitation the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

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
      1.53 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, no party shall, without the approval of the other party hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except a) to announce it has been entered into, and b) as and to the extent that such party shall be so obligated by law, in which case such party shall give advance notice to the other party and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

      1.54 RISK OF LOSS. Seller shall operate the Property in its ordinary course of business up to and through the date of Closing. If, prior to Closing, there shall occur damage to the Property caused by fire or other casualty, or the taking or condemnation of all or any portion of the Real Property, Buyer may, at its option, terminate its obligations under this Contract by written notice provided to Seller within ten (10) days after Buyer has received written notice of the fire, other casualty, actual or threatened condemnation; provided, however, Buyer shall continue to be obligated to comply with its restoration and indemnification obligation set forth in Article 2, its document delivery obligation as set out in Article 2, and confidentiality obligation as set out in this Article 6. If Buyer does not elect to terminate its obligations under this Contract according with this Section, Seller shall assign to Buyer, at Closing, all interest of Seller in and to any condemnation awards or insurance proceeds which would otherwise be payable to Seller on account of such occurrence.

      1.55 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns. Buyer hereby acknowledges that Seller may merge into a Delaware partnership or corporation comprised solely of the Stockholders prior to or after Closing.

      1.56 AMENDMENTS; WAIVERS. The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended, modified, waived, discharged or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

      1.57 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

            (a)   If to Seller, then to:

                  Ms. Judy Jetelina
                  106 S. St. Mary's Street, Suite 800
                  San Antonio, Texas 78205

                  With a copy (which shall not constitute notice) to:

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
                  Ms. Elizabeth Chumney Breazeale
                  106 S. St. Mary's Street, Suite 800
                  San Antonio, Texas 78205

            (b) If to Buyer, then to:

                  Mr. W. Gregory Orr
                  411 N. Sam Houston Pkwy E., Suite 400
                  Houston, Texas 77060

                  With a copy (which shall not constitute notice) to:

                  Ms. Elaine Chotlos
                  Baker & Hostetler
                  1900 E. 9th Street, Suite 3200
                  Cleveland, OH 44114-3485

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

      1.58 CAPTIONS. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

      1.59 GOVERNING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws.

      1.60 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the other documents delivered hereunder constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement has been prepared by all of the parties hereto, and no inference of ambiguity against the drafter of a document therefore applies against any party hereto..

      1.61 EXECUTION; COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized signatories, all as of the day and year first above written.

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
                              BUYER:

                              MESA PROCESSING, INC.


                              By:
                              Name:
                              Its: ___________________________________________


                              PARENT:

                              U S LIQUIDS


                              By:
                              Name:
                              Its: ___________________________________________


                              SELLER:

                              WASTE TECHNOLOGIES, INC.


                              By:
                              Name:
                              Title:


                                  STOCKHOLDERS:


                              _________________________________________________
                              John Jetelina


                              _________________________________________________
                              Kirk Johnson

                              _________________________________________________
                              Norman Johnson


                              _________________________________________________
                              Ron McMahan

Schedule 1.1(a) - Tangible Personal Property
Schedule 1.1(b) - Real Property
Schedule 1.1(d) - Contracts
Schedule 1.1(e) - Tradenames
Schedule 1.1(g) - Permits
Schedule 1.2(a) - Accounts Receivable
Schedule 1.5(b)(iii) - Debt
Schedule 1.5(d) - Capital and Operating Budgets
Schedule 1.5(e) - Allocation of Purchase Price
Schedule 3.5 - Liabilities
Schedule 3.10 - Environmental Matters
Schedule 3.11(b)(x) - Disposal Sites
Schedule 3.12 - Litigation

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